EXHIBIT 10.8
                                                                    ------------


                                CREDIT AGREEMENT

                            Dated as of May 17, 2001

                                  by and among

                              INMARK SERVICES, INC.

                               OPTIMUM GROUP, INC.

                               U.S. CONCEPTS, INC.

                         COACTIVE MARKETING GROUP, INC.

                                       and

                             EUROPEAN AMERICAN BANK










                                        1

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                                TABLE OF CONTENTS


ARTICLE I
    DEFINITIONS AND ACCOUNTING TERMS.......................................- 1 -
    SECTION 1.01.  Definitions.............................................- 1 -
    SECTION 1.02.  Terms Generally........................................- 10 -

ARTICLE II
    LOANS.................................................................- 11 -
    SECTION 2.01.  Revolving Credit Loans.................................- 11 -
    SECTION 2.02.  Revolving Credit Note..................................- 12 -
    SECTION 2.03.  Term Loan..............................................- 12 -
    SECTION 2.04.  Term Note. ............................................- 12 -

ARTICLE III
    PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
    FEES AND PAYMENTS.....................................................- 13 -
    SECTION 3.01.  Interest Rate; Continuation and Conversion of Loans....- 13 -
    SECTION 3.02.  Use of Proceeds........................................- 13 -
    SECTION 3.03.  Prepayments............................................- 14 -
    SECTION 3.04.  Fees...................................................- 14 -
    SECTION 3.05.  Capital Adequacy.......................................- 15 -
    SECTION 3.06.  Taxes..................................................- 15 -
    SECTION 3.07.  Funding and Disbursement of Loans......................- 16 -
    SECTION 3.08.  Payments...............................................- 16 -

ARTICLE IV
    REPRESENTATIONS AND WARRANTIES........................................- 16 -
    SECTION 4.01.  Organization Powers....................................- 16 -
    SECTION 4.02.  Authorization of Borrowing, Enforceable Obligations....- 16 -
    SECTION 4.03.  Financial Condition....................................- 17 -
    SECTION 4.04.  Taxes..................................................- 17 -
    SECTION 4.05.  Title to Properties....................................- 17 -
    SECTION 4.06.  Litigation.............................................- 18 -
    SECTION 4.07.  Agreements.............................................- 18 -
    SECTION 4.08.  Compliance with ERISA..................................- 18 -
    SECTION 4.09.  Federal Reserve Regulations; Use of Proceeds...........- 18 -
    SECTION 4.10.  Approval...............................................- 19 -
    SECTION 4.11.  Subsidiaries and Affiliates............................- 19 -
    SECTION 4.12.  Hazardous Materials....................................- 19 -
    SECTION 4.13.  Investment Company Act.................................- 19 -
    SECTION 4.14.  No Default.............................................- 19 -
    SECTION 4.15.  Material Contracts.....................................- 19 -
    SECTION 4.16.  Permits and Licenses...................................- 19 -
    SECTION 4.17.  Compliance with Law....................................- 20 -

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    SECTION 4.18.  Security Documents.....................................- 20 -
    SECTION 4.19.  Disclosure.............................................- 20 -

ARTICLE V
    CONDITIONS OF LENDING.................................................- 20 -
    SECTION 5.01.  Conditions to Initial Extension of Credit..............- 20 -
    SECTION 5.02.  Conditions to All Extensions of Credit.................- 22 -

ARTICLE VI
    AFFIRMATIVE COVENANTS.................................................- 23 -
    SECTION 6.01.  Existence, Properties, Insurance.......................- 23 -
    SECTION 6.02.  Payment of Indebtedness and Taxes......................- 23 -
    SECTION 6.03.  Financial Statements, Reports, etc.....................- 24 -
    SECTION 6.04.  Books and Records; Access to Premises..................- 25 -
    SECTION 6.05.  Notice of Adverse Change...............................- 25 -
    SECTION 6.06.  Notice of Default......................................- 26 -
    SECTION 6.07.  Notice of Litigation...................................- 26 -
    SECTION 6.08.  Notice of Default in Other Agreements..................- 26 -
    SECTION 6.09.  Notice of ERISA Event..................................- 26 -
    SECTION 6.10.  Notice of Environmental Law Violations.................- 26 -
    SECTION 6.11.  Notice Regarding Material Contracts....................- 27 -
    SECTION 6.12.  Compliance with Applicable Laws........................- 27 -
    SECTION 6.13.  Subsidiaries...........................................- 27 -
    SECTION 6.14.  Environmental Laws.....................................- 27 -

ARTICLE VII
    NEGATIVE COVENANTS....................................................- 28 -
    SECTION 7.01.  Liens..................................................- 28 -
    SECTION 7.02.  Indebtedness...........................................- 29 -
    SECTION 7.03.  Guaranties.............................................- 29 -
    SECTION 7.04.  Sale of Assets.........................................- 30 -
    SECTION 7.05.  Sales of Receivables...................................- 30 -
    SECTION 7.06.  Loans and Investments..................................- 30 -
    SECTION 7.07.  Nature of Business.....................................- 30 -
    SECTION 7.08.  Sale and Leaseback.....................................- 30 -
    SECTION 7.09.  Federal Reserve Regulations............................- 30 -
    SECTION 7.10.  Accounting Policies and Procedures.....................- 31 -
    SECTION 7.11.  Hazardous Materials....................................- 31 -
    SECTION 7.12.  Limitations on Fundamental Changes.....................- 31 -
    SECTION 7.13.  Financial Covenants....................................- 31 -
    SECTION 7.14.  Subordinated Debt......................................- 32 -
    SECTION 7.15.  Dividends..............................................- 32 -
    SECTION 7.16.  Transactions with Affiliates...........................- 32 -
    SECTION 7.17.  Impairment of Security Interest........................- 32 -

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ARTICLE VIII
    EVENTS OF DEFAULT.....................................................- 32 -
    SECTION 8.01.  Events of Default......................................- 32 -

ARTICLE IX
    MISCELLANEOUS.........................................................- 35 -
    SECTION 9.01.  Notices................................................- 35 -
    SECTION 9.02.  Survival...............................................- 35 -
    SECTION 9.03.  Indemnity and Expenses.................................- 36 -
    SECTION 9.05.  Successors and Assigns; Participations.................- 36 -
    SECTION 9.06.  No Waiver; Cumulative Remedies.........................- 37 -
    SECTION 9.07.  APPLICABLE LAW.........................................- 37 -
    SECTION 9.08.  SUBMISSION TO JURISDICTION.............................- 37 -
    SECTION 9.09.  Severability...........................................- 38 -
    SECTION 9.10.  Right of Setoff........................................- 38 -
    SECTION 9.12.  Headings...............................................- 38 -
    SECTION 9.13.  Construction...........................................- 38 -
    SECTION 9.14.  Counterparts...........................................- 38 -
    SECTION 9.15.  Modification of Agreement..............................- 38 -
    SECTION 9.16.  JOINT AND SEVERAL OBLIGATIONS..........................- 38 -

SCHEDULES

Schedule I    -    Subsidiaries
Schedule II   -    Existing Liens
Schedule III  -    Existing Indebtedness
Schedule IV   -    Existing Guarantees
Schedule V    -    Material Contracts
Schedule VI   -    Permitted Investments


EXHIBITS

Exhibit A     -    Form of Revolving Credit Note
Exhibit B     -    Form of Term Note
Exhibit C     -    Form of Security Agreement
Exhibit D     -    Form of Guaranty
Exhibit E     -    Form of Borrowing Base Certificate
Exhibit F     -    Form of Opinion of Counsel


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         CREDIT AGREEMENT dated as of May 17, 2001, by and among INMARK
SERVICES, INC., a Delaware corporation ("Inmark"), OPTIMUM GROUP, INC., an Ohio corporation ("Optimum"), U.S. CONCEPTS, INC., a Delaware corporation ("U.S. Concepts") and COACTIVE MARKETING GROUP, INC., a Delaware corporation ("CoActive"), jointly and severally, (Inmark, Optimum, U.S. Concepts and CoActive, each a "Company" and collectively the "Companies"), and EUROPEAN AMERICAN BANK, a New York banking corporation as Lender.

                                    RECITALS

         The Companies have requested the Lender to extend credit from time to time and the Lender is willing to extend such credit to the Companies, subject to the terms and conditions hereinafter set forth.

         Accordingly, the parties hereto agree as follows:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Definitions. As used herein, the following words and terms shall have the following meanings:

         "Affiliate" shall mean with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interest of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Aggregate Revolving Credit Outstandings" shall mean, at a particular time, the aggregate revolving credit outstanding principal amount of all Revolving Credit Loans at such time.

         "Agreement" shall mean this Credit Agreement dated as of May 17, 2001, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Applicable Margin" shall mean the percentage set forth below under the heading "Margin" opposite the applicable ratio:

                                      - 1 -

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         Consolidated Funded Debt                          Margin
         to Consolidated EBITDA                         (360 day basis)

         Less than or equal to 1.00:1.00                      0%

         Greater than 1.00:1.00 but less than or             .5%
         equal to 1.50:1.00

         Greater than 1.50:1.00 but less than or            1.0%
         equal to 1.75:1.00

         Greater than 1.75:1.00                             1.5%

Notwithstanding the foregoing, during the period commencing on the Closing Date and ending on the date of reset of the Applicable Margin in accordance with this paragraph the Margin shall be 1.50%. The Applicable Margin will be set or reset with respect to each Loan on the date which is fifteen (15) days following the date of receipt by the Lender of the financial statements referred to in Section 6.03(a) and Section 6.03(b) together with a certificate of the Chief Financial Officer of each Company certifying the ratio of Consolidated Funded Debt to Consolidated EBITDA and setting forth the calculation thereof in detail; provided, however, if any such financial statement and certificate are not received by the Lender within the time period required pursuant to Section 6.03(a) or Section 6.03(b), as the case may be, the Applicable Margin will be set or reset, based on a ratio of greater than 1.75:1.00 from the date such financial statement and certificate were due until the date which is not greater than fifteen (15) days following the receipt by the Lender of such financial statements and certificate, and provided, further, that the Lender shall not in any way be deemed to have waived any Default or Event of Default, including without limitation, an Event of Default resulting from the failure of the Company to comply with Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Applicable Margin.

         "Borrowing Base" shall mean an amount equal to seventy-five (75%) percent of the Net Amount of all Eligible Receivables.

         "Borrowing Base Certificate" shall mean the Borrowing Base Certificate in the form set forth as Exhibit E attached hereto.

         "Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to the applicable Company.

         "Business Day" shall mean any day not a Saturday, Sunday or legal holiday, on which banks in New York City are open for business.

         "Capital Expenditures" shall mean additions to property and equipment of the Companies which, in conformity with Generally Accepted Accounting Principles, are included as "additions to property, plant or equipment" or similar items which would be reflected in the Consolidated statement of cash flow of the Companies, including without limitation, property and equipment which are the subject of Capital Leases.

         "Capital Lease" shall mean any lease the obligations of which are required to be capitalized on the balance sheet of a Person in accordance with Generally Accepted Accounting Principles.

         "Change of Control" shall mean the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, directly or indirectly, of all or substantially all of the assets of CoActive to any Person or "group" (as such term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the adoption of a plan relating to the liquidation or dissolution of CoActive, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or group becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting capital stock of CoActive or (iv) the first day on which a majority of the members of the Board of Directors of CoActive are not Continuing Directors.

         "Chief Financial Officer" shall mean the Chief Financial Officer of each Company or Guarantor, as applicable; provided, however, if an Guarantor has no chief financial officer then an Executive Officer of Inmark.

         "Closing Date" shall mean May 17, 2001.

         "CoActive" shall have the meaning set forth in the first paragraph hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commitments" shall mean, collectively, the Revolving Credit Commitment and the Term Loan Commitment.

         "Company" and "Companies" shall have the meaning set forth in the preamble hereto.

         "Continuing Director" shall mean, as of any date of determination, any member of the Board of Directors of CoActive who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated or elected to the Board of Directors of CoActive with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

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         "Consolidated" or "Consolidating" shall mean, as applied to any financial or accounting term, such term determined on a consolidated basis, or consolidating basis, in accordance with Generally Accepted Accounting Principles applied on a consistent basis for the Companies.

         "Consolidated Adjusted Net Worth" shall mean (a) the Consolidated assets of the Companies except there shall be excluded therefrom all intangible assets (other than goodwill), less (b) the Consolidated liabilities of the Companies excluding Subordinated Debt, all determined in accordance with Generally Accepted Accounting Principles, consistently applied.

         "Consolidated Debt Service Coverage Ratio" shall mean for any fiscal year of the Companies the ratio of (a) Consolidated EBITDA to (b) the sum of (i) the current portion of all Indebtedness (including obligations under Capital Leases and Subordinated Indebtedness), (ii) gross interest expense, in each case determined on a Consolidated basis for the Companies in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All the foregoing categories shall be calculated (without duplication) with respect to such fiscal year.

         "Consolidated EBITDA" shall mean for any period, Consolidated Net Income (or net loss) for such period, plus the sum, without duplication, of (a) gross interest expense, (b) depreciation expense, (c) amortization of intangible assets, and (d) all income taxes to any government or governmental instrumentality expensed on the Companies' books (whether paid or accrued), minus all extraordinary or unusual gains, in each case, determined on a Consolidated basis for the Companies in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated (without duplication) over the four fiscal quarters next preceding the date of calculation thereof; provided with respect to the calculation of the Consolidated Debt Service Coverage Ratio, EBITDA shall be calculated with respect to the relevant fiscal year as set forth therein.

         "Consolidated Leverage Ratio" shall mean the ratio of (a) the Companies' total consolidated liabilities including Subordinated Debt to (b) Consolidated Adjusted Net Worth.

         "Consolidated Net Income(Net Loss)" shall mean, for any period, the Consolidated net income (or net loss) for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Customer" shall mean and include the account debtor or obligor with respect to any Receivable.

         "Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

         "Dollar" and the symbol "$" shall mean lawful money of the United States of America

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         "Eligible Investments" shall mean (a) direct obligations of the United
States of America or any governmental agency thereof which are fully guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; or (b) dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; or (c) money market mutual funds having assets in excess of $2,500,000,000; or (d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investor Services, Inc. or Standard & Poor's Ratings Group, respectively; or (e) tax exempt securities of a U.S. issuer rated A or better by Standard and Poor's Ratings Group or Moody's Investor Services, Inc.; or (f) shares of a mutual fund having assets in excess of $1,000,000,000 provided such mutual fund invests solely in investments described in clauses (a), (d), or (e).

         "Eligible Receivables" shall mean Receivables created by any of the Companies in the ordinary course of business arising out of the sale or lease of goods or rendition of services by such Company which are and at all times shall continue to be acceptable to the Lender in all respects. Standards of eligibility may be fixed and revised from time to time solely by the Lender in the Lender's exclusive reasonable judgment. In general, without limiting the foregoing, a Receivable shall in no event be deemed to be an Eligible Receivable unless: (a) all payments due on the Receivable have been invoiced; (b) no more than 89 days have elapsed from the invoice due date; (c) the payments due on more than 25% of all Receivables from the same Customer are not more than 89 days past the invoice due date; (d) the Receivable arose from a bona fide transaction (and with respect to a sale of goods, a transaction in which title has passed to the Customer) which requires no further act under any circumstances on the part of the Companies in order to cause such Receivable to be payable in full by the Customer; (e) the Receivable is in full conformity with the representations and warranties made to the Lender with respect thereto and is free and clear of all security interests and Liens of any nature whatsoever; (f) the Receivable constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the Receivable is located; (g) the Customer has not asserted that the Receivable, and no Company is aware that the Receivable, arises out of a bill and hold, or consignment or is subject to any setoff, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Receivables or independently thereof and, to the extent the Receivable relates to the sale or lease of goods, the Customer has finally accepted the goods from the sale out of which the Receivable arose and has not objected to its liability thereon or returned, rejected or repossessed any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return; (h) the Receivable arose in the ordinary course of business of the Companies; (i) the Customer is not (x) the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof or any foreign government unless there has been compliance to the satisfaction of the Lender with the Federal Assignment of Claims Act or similar state or foreign statutes or (y) an Affiliate of any Company or any Guarantor or any subsidiary of any thereof; (j) such Receivable is from a Customer which is (i) a United States person, or (ii) an obligor in the United States; (k) the Receivable complies with all material requirements of all applicable laws and regulations, whether federal, state or local

(including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (1) the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the Customer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles; (m) the Receivable is denominated in and provides for payment by the Customer in U.S. dollars; (n) the Receivable has not been and is not required to be charged off or written off as uncollectible in accordance with Generally Accepted Accounting Principles or the customary business practices of the Companies; (o) the Lender possesses a valid, perfected first priority security interest in such Receivable as security for payment of the Obligations; and (p) the Lender is satisfied with the credit standing of the Customer in relation to the amount of credit extended.

         "Environmental Law" shall mean any law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.) the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and the rules and regulations promulgated pursuant thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with any Company or any Affiliate of any Company would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

         "Event of Default" shall have the meaning set forth in Article VIII.

         "Executive Officer" shall mean any of the President, the Chief Executive Officer, Chief Financial Officer or the Secretary of any Company, or any Guarantor, as applicable.

         "Existing PNC Bank Indebtedness" shall mean all Indebtedness owing by the Companies to PNC Bank.

         "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

         "Governmental Authority" shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

         "Guarantor" shall mean each Person required to execute a Guaranty in accordance with Section 6.13.

         "Guaranty" shall mean the Guaranty substantially in the form of Exhibit D attached hereto to be executed and delivered by any Person who may be required to execute the same pursuant to Section 6.13, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, substances, or chemicals regulated as toxic hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

         "Hedging Agreement" shall mean any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of a Person, and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

         "Indebtedness" shall mean, without duplication, as to any Person or Persons (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments; (d) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) obligations and liabilities directly or indirectly guaranteed by such Person; (f) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (g) obligations of such Person as lessee under Capital Leases; (h) all obligations of such Person in respect of bankers' acceptance; and (i) all obligations, contingent or otherwise of such Person as an account party or applicant in respect of letters of credit.

         "Interest Payment Date" shall mean (a) the last day of each calendar month during the term hereof and (b) as to any Loan, the date such Loan is paid in full or in part.

         "Lender" shall have the meaning set forth in the preamble hereto.

         "Lien" shall mean any lien (statutory or otherwise), security interest, mortgage, deed of trust, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents, the Guaranties, and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Loans" shall mean, collectively, the Revolving Credit Loans and the Term Loan.

         "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, operations, property, prospects or condition (financial or otherwise) of any Company or any Guarantor, or (b) the ability of any Company or any Guarantor to perform in any of its material obligations under any Loan Document to which it is a party.

         "Material Contract" shall mean each contract, instrument or agreement
(a) to which any Company or any Guarantor is a party which is material to the business, operations or condition (financial or otherwise), prospects, or properties of such Company or such Guarantor, or (b) which requires the payment during the term thereof in excess of $250,000.

         "Net Amount" shall mean the gross amount of Eligible Receivables at such time, less (a) sales, excise or similar taxes, and (b) returns, discounts, claims, credit and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

         "Notes" shall mean, collectively, the Revolving Credit Note and the Term Note.

         "Obligations" shall mean all obligations, liabilities and indebtedness of each Company to the Lender, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under or relating to this Agreement, the Notes or any other Loan Document including, without limitation, all obligations, liabilities and indebtedness of the Companies with respect to the principal of and interest on the Loans and all fees, costs, expenses and indemnity obligations of the Companies to the Lender hereunder, or under any other Loan Document. The Obligations of the Companies shall be joint and several.

         "Payment Office" shall mean the Lender's office located at EAB Plaza, Uniondale, New York 11555 or such other office as the Lender may designate from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Permitted Liens" shall mean the Liens specified in Section 7.01.

         "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership or Governmental Authority.

         "Plan" shall mean any multi-employer or single-employer plan defined in
Section 4001 of ERISA, which covers, or at any time during the five calendar years preceding the date of this Agreement covered, employees of any Company any Guarantor or an ERISA Affiliate on account of such employees' employment by such Company, such Guarantor or an ERISA Affiliate.

         "Prime Rate" shall mean the rate per annum announced by the Lender from time to time as its prime rate in effect at its principal office, each change in the Prime Rate shall be effective on the date such change is announced to become effective.

         "Receivables" shall mean any and all rights of the Companies to payment for goods sold or leased or for services rendered, including accounts, contract rights, general intangibles and any such right evidenced by chattel paper, instruments or documents.

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

         "Revolving Credit Commitment" shall mean the obligation of the Lender to make Revolving Credit Loans to the Companies in an aggregate amount not to exceed $2,000,000, as such amounts may be adjusted in accordance with the terms of this Agreement.

         "Revolving Credit Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Commitment Termination Date or such earlier date as the Revolving Credit Commitment shall terminate as provided herein.

         "Revolving Credit Commitment Termination Date" shall mean the third anniversary of the Closing Date.

         "Revolving Credit Loans" shall have the meaning set forth in Section 2.01(a).

         "Revolving Credit Note" shall have the meaning set forth in Section
2.02.

         "Security Agreements" shall mean the Security Agreement in the form attached as Exhibit C to be executed and delivered on the Closing Date by each Company, as each of the same may be amended, restated, supplemented or otherwise modified, from time to time.

         "Security Documents" shall mean the Security Agreements and each other collateral security document delivered to the Lender hereunder.

         "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such

Person will, as of such date, be greater than the amount that will be required to pay the probable liability on its existing debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.

         "Subordinated Debt" or "Subordinated Indebtedness" shall mean all debt which is subordinated in right of payment to the prior final and indefeasible payment in full of the obligations of the Companies to the Lender hereunder and under any other Loan Document on terms satisfactory to and approved in writing by the Lender.

         "Subsidiaries" shall mean, with respect to any Person, any corporation, association or other business entity more than 50% of the voting stock or other ownership interests (including, without limitation, membership interests in a limited liability company) of which is at the time owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof.

         "Term Loan" shall have the meaning set forth in Section 2.03.

         "Term Loan Commitment" shall mean, with respect to the Lender, the obligation of the Lender to make Term Loans to the Companies in an amount not to exceed $4,000,000.

         "Term Loan Maturity Date" shall mean March 31, 2004.

         "Term Note" shall have the meaning set forth in Section 2.04.

         "Total Commitments" shall mean, at any time, the aggregate of the Commitments in effect at such time which, initially shall be $6,000,000.

         "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

         SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, all of which are by this reference incorporated into this Agreement.

                                   ARTICLE II
                                      LOANS

         SECTION 2.01. Revolving Credit Loans. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Lender agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Companies from time to time during the Revolving Credit Commitment Period, up to but not exceeding at any one time outstanding the amount of its Revolving Credit Commitment; provided, however, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the aggregate revolving credit outstanding principal amount of all Revolving Credit Loans would exceed the lesser of (x) the Revolving Credit Commitment in effect at such time and (y) the Borrowing Base less the outstanding principal amount of the Term Loan. During the Revolving Credit Commitment Period, the Companies may from time to time borrow, repay and reborrow hereunder on or after the date hereof and prior to the Revolving Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein.

                  (b) The Companies shall give the Lender irrevocable written notice (or telephonic notice promptly confirmed in writing) prior to 12:00 noon New York, New York time on the date of each proposed Loan under this Section
2.01. Such notice shall be irrevocable and shall specify (i) the amount of the proposed borrowing, (ii) the proposed use of the loan proceeds, and (iii) the proposed Borrowing Date. Except for borrowings which utilize the full remaining amount of the Revolving Credit Commitment, each borrowing shall be in an amount not less than $100,000 or, whole multiples of $100,000 in excess thereof.

                  (c) The Companies shall have the right, upon not less than three Business Days' prior written notice to the Lender to terminate the Revolving Credit Commitment or from time to time to permanently reduce the amount of the Revolving Credit Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Aggregate Revolving Credit Outstandings would exceed the lesser of
(x) the Revolving Credit Commitment as then reduced and (y) the Borrowing Base less the outstanding principal amount of the Term Loan. Any such reduction shall be in the amount of $500,000 or whole multiples of $100,000 in excess thereof, and shall reduce permanently the amount of the Revolving Credit Commitment then in effect.

                  (d) The agreement of the Lender to make Revolving Credit Loans pursuant to this Section 2.01 shall automatically terminate on the Revolving Credit Commitment Termination Date. Upon such termination, the Companies shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

         SECTION 2.02. Revolving Credit Note. The Revolving Credit Loans made by the Lender shall be evidenced by a promissory note of the Companies, (the "Revolving Credit Note"), substantially in the form attached hereto as Exhibit A, appropriately completed, duly executed and delivered on behalf of the Companies and payable to the order of the Lender in a principal amount equal to the Revolving Credit Commitment. The Revolving Credit Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01. The Lender is authorized to record the date, and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan in the Lender's records or on the grid schedule annexed to the Revolving Credit Note; provided, however, that the failure of the Lender to set forth each such Revolving Credit Loan, payment and other information shall not in any manner affect the obligation of the Companies to repay the Revolving Credit Loan made by the Lender in accordance with the terms of the Revolving Credit Note and this Agreement. The Revolving Credit Note, the grid schedule and the books and records of the Lender shall constitute conclusive evidence of the information so recorded absent manifest error.

         SECTION 2.03. Term Loan. (a) Subject to the terms and conditions hereof, the Lender agrees to make a term loan (the "Term Loans") to the Companies on the Closing Date in an amount equal to the Term Loan Commitment. The Term Loan Commitment shall terminate upon funding of the Term Loans on the Closing Date.

         SECTION 2.04. Term Note. The Term Loan made by the Lender shall be evidenced by a promissory note of the Companies, substantially in the form of Exhibit B (the "Term Note") payable to the order of the Lender and representing the obligation of the Companies to pay the unpaid principal amount of the Term Loan of the Lender with interest thereon as prescribed in Section 3.01. The Lender is authorized to record the Term Loan, the date and amount of each payment or prepayment of principal thereof in the Lender's records or on the grid schedule annexed to the Term Note; provided, however, that the failure of the Lender to set forth each payment and other information shall not in any manner affect the obligation of the Companies to repay the Term Loan in accordance with the terms of the Term Note and this Agreement. The Term Note, the grid schedule and the books and records of the Lender shall constitute conclusive evidence of the information so recorded absent manifest error. The Term Note shall (a) be dated the Closing Date, (b) be stated to mature on the Term Loan Maturity Date and (c) be payable as to principal in twelve consecutive equal quarterly installments commencing on June 30, 2001 and on the last day of each September, December, March and June thereafter provided the last installment on the Term Loan Maturity Date shall be in the amount equal to the remaining principal amount of the Term Loan outstanding. The Term Note shall bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Section 3.01.

                                   ARTICLE III
                PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
                                FEES AND PAYMENTS

         SECTION 3.01.     Interest Rate; Continuation and Conversion of Loans.

                  (a) Each Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Prime Rate plus the Applicable Margin.

                  (b) Upon the occurrence and during the continuance of an Event of Default the outstanding principal amount of the Loans (excluding any defaulted payment of principal accruing interest in accordance with clause (c) below), shall, at the option of the Lender, bear interest payable on demand at a rate of interest 3% per annum in excess of the interest rate otherwise then in effect or, if no rate is in effect, 3% per annum in excess of the Prime Rate.

                  (c) If the Companies shall default in the payment of the principal of or interest on any portion of any Loan or any other amount becoming due hereunder, whether with respect to interest, fees, expenses or otherwise, the Companies shall on demand from time to time pay interest on such defaulted amount accruing from the date of such default (without reference to any period of grace) up to and including the date of actual payment (after as well as before judgment) at a rate of 3% per annum in excess of the rate otherwise in effect or, if no rate is in effect, 3% per annum in excess of the Prime Rate.

                  (d) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on the basis year of 360 days and shall be payable for the actual days elapsed.

                  (e) Anything in this Agreement or in any Note to the contrary notwithstanding, the obligation of the Companies to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to the Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to the Lender limiting the rates of interest that may be charged or collected by the Lender. In each such event payments of interest required to be paid to the Lender shall be calculated at the highest rate permitted by applicable law until such time as the rates of interest required hereunder may lawfully be charged and collected by the Lender. If the provisions of this Agreement or any Note would at any time otherwise require payment by the Companies to the Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to the Lender shall be reduced to the extent necessary so that the Lender shall not receive interest in excess of such maximum amount.

         SECTION 3.02. Use of Proceeds. The entire amount of the Term Loan shall be used to pay the Existing PNC Bank Indebtedness. The proceeds of the initial Revolving Credit Loan shall be used, together with the entire amount of the Term Loan, to pay in full the Existing PNC Bank Indebtedness on the Closing Date. Revolving Credit Loans shall thereafter be used solely to finance the working capital needs of the Companies in the ordinary course of business.

         SECTION 3.03.     Prepayments.

                  (a) The Company may at any time and from time to time repay the then outstanding Loans, in whole or in part, without premium or penalty, upon written notice to the Lender (or telephonic notice promptly confirmed in writing) not later than 12:00 noon New York, New York time, one Business Day before the date of prepayment. Each notice shall be irrevocable and shall specify the date and amount of repayment and whether such repayment is of the Term Loan or of Revolving Credit Loans or a combination thereof, and if a combination thereof, the amount of repayment allocable to each. Each partial prepayment of a Loan pursuant to this Section 3.03 shall be in a principal amount of $250,000 or whole multiples of $100,000 in excess thereof

                  (b) To the extent that the Aggregate Revolving Credit Outstandings plus the aggregate principal amount of the Term Loan exceed the Borrowing Base as in effect at any time, the Companies shall immediately prepay Revolving Credit Loans to the extent necessary to cause compliance with the Borrowing Base and if such payments are insufficient to cause compliance with the Borrowing Base the Companies shall prepay the Term Loans to the extent necessary to cause compliance with the Borrowing Base.

                  (c) Within 90 days of the end of each fiscal year (commencing with the fiscal year ending March 31, 2002) or, if earlier, fifteen
(15) days after delivery of the Companies' audited fiscal year end financial statements, the Companies shall prepay the Term Loan in an amount equal to (x) Consolidated EBITDA calculated with respect to such fiscal year less the scheduled principal and interest paid with respect to the Term Loan in such fiscal year, multiplied by (y) 12.5%.

                  (d)   Each prepayment of principal of a Loan pursuant to this
Section 3.03 shall be accompanied by accrued interest to the date prepaid on the amount prepaid. All partial prepayments of the Term Loans, shall be applied to the remaining installments of principal thereof in inverse order of maturity. Prepayments of the Term Loans may not be reborrowed.

         SECTION 3.04.     Fees.

                  (a) The Companies agree to pay to the Lender an unused line fee on the average daily unused portion of the Revolving Credit Commitment from the Closing Date until the Revolving Credit Commitment Termination Date at a rate per annum equal to .25%, based on a year of 360 days, payable in arrears on the last day of December, March, June and September of each year commencing June 30, 2001, on the Revolving Credit Commitment Termination Date, and on each date the Revolving Credit Commitment is permanently reduced in whole or in part.

                  (b) The Companies agree to pay the Lender a non-refundable commitment fee equal to $100,000, $50,000 of which the Lender acknowledges it has received and $50,000 of which shall be payable on the Closing Date.

         SECTION 3.05. Capital Adequacy. If the Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or the Lender's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Companies shall pay to the Lender, the additional amount or amounts as the Lender shall have determined will compensate the Lender or Lender's holding company for such reduction. The Lender's determination of such amounts shall be conclusive and binding on the Companies absent demonstrable error.

                  A certificate of the Lender setting forth the amount or amounts payable pursuant to Sections 3.05 above shall be conclusive absent demonstrable error. The Companies shall pay the Lender the amount shown as due on any such certificate within ten days after receipt thereof.

         SECTION 3.06. Taxes. All payments made by the Companies under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes imposed on the Lender by (i) the United States of America or any political subdivision or taxing authority thereof or therein, (ii) the jurisdiction under the laws of which the Lender is organized or in which it has its principal office or is managed and controlled or any political subdivision or taxing authority thereof or therein, or (iii) any jurisdiction in which the Lender's lending office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Lender hereunder, or under the Notes, the amount so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes and free and clear of all liability in respect of such Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by any Company, such Company shall promptly send to the Lender a certified copy of an original official receipt showing payment thereof to the extent such receipts are provided by such taxing authority. If any Company fails to pay Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Companies shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure together with any expenses payable by the Lender in connection therewith.

         SECTION 3.07. Funding and Disbursement of Loans. The Lender shall make each Loan to be made by it hereunder available to the Companies at the Payment Office by crediting the account of Inmark with such amount; provided, however, that if the proceeds of any Loan or any portion thereof are to be used to prepay outstanding Loans, then the Lender shall apply such proceeds for such purpose to extent necessary and credit the balance, if any, to the Companies' account.

         SECTION 3.08. Payments. All payments (including prepayments) to be made by the Company on account of principal, interest, fees and reimbursement obligations shall be made without set-off or counterclaim and shall be made to the Lender, at the Payment Office of the Lender in Dollars in immediately available funds. The Lender may, in its sole discretion, directly charge principal and interest payments due in respect of the Loans to the Company's accounts at the Payment Office or other office of the Lender. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement and to extend the credit herein provided for, the Companies, jointly and severally, represent and warrant to the Lender that:

         SECTION 4.01. Organization Powers. Each Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (b) has the power and authority to own its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation, the power to obtain extensions of credit hereunder and to execute and deliver the Notes.

         SECTION 4.02. Authorization of Borrowing, Enforceable Obligations. The execution, delivery and performance by each Company of this Agreement and the other Loan Documents to which it is a party and the borrowings hereunder, (a) have been duly authorized by all requisite corporate action, (b) will not violate or require any consent under (i) any provision of law applicable to any Company, any rule or regulation of any Governmental Authority, or the certificate of incorporation, by-laws, or other organizational documents, of any Company or (ii) any order of any court or other Governmental Authority binding on any Company or any indenture, agreement or other instrument to which any Company is a party, or by which any Company or any of its properties are bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien, of any nature whatsoever upon any of the property or assets of any Company other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which each Company is a party constitutes a legal, valid and binding obligation of such Company enforceable, as the case may be, against such Company, as the case may be, in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors' rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

         SECTION 4.03. Financial Condition. (a) The Companies have heretofore furnished to the Lender (i) the audited consolidated balance sheet of the Companies and the related audited consolidated statements of income, retained earnings and cash flow of the Companies audited by KPMG LLP, independent certified public accountants, for the fiscal year ended March 31, 2000, and (ii) the unaudited consolidated balance sheet of the Companies for the fiscal quarter ended December 31, 2000, and the related management prepared consolidated statements of income, retained earnings and cash flow. Such financial statements were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis, and fairly present the consolidated financial condition and results of operations of the Companies as of the date of such financial statements and for the periods to which they relate and, since the date of each of those financial statements, no Material Adverse Effect has occurred. The Companies shall deliver to the Lender, a certificate of the Chief Financial Officer of the Company to that effect on the Closing Date. There are no obligations or liabilities contingent or otherwise, of any Company which are not reflected or disclosed on such statements.

                  (b) Each Company is Solvent and immediately after giving effect to each respective Loan and each other extension of credit contemplated by this Agreement and the execution of each Loan Document, will be Solvent.

         SECTION 4.04. Taxes. All assessed deficiencies resulting from Internal Revenue Service examinations of the federal income tax returns of each Company have been discharged or reserved against in accordance with Generally Accepted Accounting Principles. Each Company has filed or caused to be filed all federal, state and local tax returns which are required to be filed or has timely obtained valid extensions for the filing of such returns, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except taxes which are being contested in good faith and which are reserved against in accordance with Generally Accepted Accounting Principles.

         SECTION 4.05. Title to Properties. The Companies have good title to their respective properties and assets reflected on the financial statements referred to in Section 4.03 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

         SECTION 4.06. Litigation. (a) There are no actions, suits or proceedings (whether or not purportedly on behalf of any Company) pending or, to the knowledge of each Company, threatened against any Company at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which, if adversely determined against such Company, could reasonably be expected to result in a Material Adverse Effect; and (b) no Company is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.07. Agreements. No Company is a party to any agreement or instrument or, with respect to such Company, subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. No Company is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.08. Compliance with ERISA. Each Plan is in compliance with ERISA; no Plan is insolvent or in reorganization, no Plan or Plans have an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency; neither any Company, nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or expects to incur any liability under any of the foregoing sections on account of the prior termination of participation in or contributions to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which could reasonably be expected to present a risk to any Company, or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of any Company, or any of its ERISA Affiliates exists or is likely to arise on account of any Plan and each Company may terminate contributions to any other employee benefit plans maintained by it without incurring any material liability to any Person interested therein.

         SECTION 4.09. Federal Reserve Regulations; Use of Proceeds. (a) No Company is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time).

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulation T, U, or X of the Board of Governors of The Federal Reserve System.

                  (c) The proceeds of each Loan shall be used solely for the purposes permitted under Section 3.02.

         SECTION 4.10. Approvals. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Companies, or with the execution and delivery of other Loan Documents to which it is a party or with respect to the Companies, the borrowings hereunder.

         SECTION 4.11.     Subsidiaries and Affiliates. Attached hereto as
Schedule I is a correct and complete list of all Subsidiaries and Affiliates of each Company showing as to each Subsidiary and Affiliate, its name, the jurisdiction of its incorporation, its shareholders or other owners of an interest in each Subsidiary and Affiliate and the ownership of each such entity (including the percentage of the ownership interest held by each such entity).

         SECTION 4.12. Hazardous Materials. Each Company is in compliance with all applicable Environmental Laws and neither any Company nor any Guarantor has used Hazardous Materials on, from, or affecting any property now owned or occupied or previously owned or occupied by any Company in any manner which violates any applicable Environmental Law. To the Companies' knowledge, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law.

         SECTION 4.13. Investment Company Act. No Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.14. No Default. No Default or Event of Default has occurred and is continuing.

         SECTION 4.15. Material Contracts. All Material Contracts are disclosed on Schedule V hereto. Each such Material Contract is in full force and effect and is binding upon and enforceable against such Company and, to each Company's knowledge, all other parties thereto in accordance with its terms, and there exists no default under any Material Contract by any Company or by any other party thereto which has not been fully cured or waived.

         SECTION 4.16. Permits and Licenses. Each Company has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses except where the failure to have such permits, licenses, certifications, authorizations and approvals could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.17. Compliance with Law. Each Company is in compliance, in all material respects, with all laws, rules, regulations, orders and decrees which are applicable to such Company or such Guarantor, or to any of their respective properties.

         SECTION 4.18. Security Documents. Each Security Document executed by each Company shall constitute a valid and continuing lien on and security interest in the collateral referred to in such Security Document in favor of the Lender prior to all other Liens, claims and right of all other Persons, other than Permitted Liens, and shall be enforceable as such against all other Persons.

         SECTION 4.19. Disclosure. No representation or warranty by any Company in this Agreement, any other Loan Document nor any other document, certificate or written statement furnished to the Lender by or on behalf of any Company or any Guarantor for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.


                                    ARTICLE V
                              CONDITIONS OF LENDING

         SECTION 5.01. Conditions to Initial Extension of Credit. The obligation of the Lender to make the initial Loans hereunder is subject to the following conditions precedent:

                  (a) Notes. On or prior to the Closing Date, the Lender shall have received, for the account of the Lender, a Revolving Credit Note, and a Term Note, each duly executed by the Companies.

                  (b) Security Documents; Financing Statements. On or prior to the Closing Date, the Lender shall have received, the Security Documents, each duly executed by each Company with duly executed financing statements on form UCC-1 describing the collateral covered by the Security Documents.

                  (c) Opinion of Counsel. On or prior to the Closing Date, the Lender shall have received a written opinion of counsel for the Companies and dated the Closing Date and addressed to the Lender, substantially in the form of
Exhibit I attached hereto.

                  (d) Supporting Documents. On or prior to the Closing Date, the Lender shall have received (i) a certificate of good standing for each Company from the secretary of state of the state of its organizational jurisdiction dated as of a recent date; (ii) certified copies of the charter documents of each Company; (iii) a certificate of an authorized officer or member of each Company dated the Closing Date and certifying: (x) that the charter documents of Person have not been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof); (y) that attached thereto is a true and complete copy of resolutions adopted by the board of directors or members, as applicable, of such Person authorizing the execution, delivery and performance of each Loan Document to which it is a party; and (z) the incumbency and specimen signature of each officer or member of such Person executing each Loan Document to which it is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer or member of such Person as to the incumbency and signature of the Person executing such certificate; and (iv) such other documents as the Lender may reasonably request.

                  (e) Officer's Certificate. On the Closing Date, the Lender shall have received a certificate dated the Closing Date, executed by an Executive Officer confirming compliance with the conditions set forth and clauses (a) and (b) of Section 5.02.

                  (f) Insurance. On or prior to the Closing Date, the Lender shall have received a certificate or certificates of insurance from an independent insurance broker or brokers confirming the insurance required to be maintained pursuant to Section 6.01 hereof, and evidence that the Lender has been named loss payee and additional insured with respect to each policy of such insurance.

                  (g) Assets Free from Liens. Prior to the Closing Date, the Lender shall have received UCC-1 financing statement, tax and judgment lien searches evidencing that each Company's accounts receivable, inventory, equipment and all other assets of each Company are free and clear of all Liens except Permitted Liens.

                  (h) Fees and Expenses. On or prior to the Closing Date, the Lender shall have received the fees payable on the Closing Date pursuant to
Section 3.04(b) and reimbursement of expenses in accordance with Section
9.03(b).

                  (i) No Litigation. There shall exist no action, suit, investigation, litigation or proceeding affecting any Company pending or, to the knowledge of the Companies, threatened before any court, governmental agency or arbiter that could reasonably be expected to be adversely determined against any Company and, if so adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (j) Consents and Approvals. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender) and shall remain in effect, and no law or regulation shall be applicable in the judgment of the Lender that imposes materially adverse conditions upon the transactions contemplated hereby.

                  (k) No Material Adverse Changes. There shall not have occurred any material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of any Company.

                  (l) Existing Indebtedness. On the Closing Date the Lender shall have received evidence satisfactory to it that the Existing PNC Bank Indebtedness shall be paid in full upon the funding of the Term Loan and the initial Revolving Credit Loan, together with releases, UCC-3 termination statements and all other documents, certificates and releases deemed necessary or desirable by the Lender to evidence the payment of such Indebtedness and the release of all obligations with respect to any such Indebtedness or agreements evidencing such Indebtedness.

                  (m) Material Contracts. The Lender shall have received a copy of each Material Contract which it has requested and shall be satisfied with the form and substance of each thereof.

                  (n) Due Diligence. The Lender shall have completed its due diligence with respect to each Company and each Guarantor and the Lender shall have been satisfied with the result thereof.

                  (o) Landlord Waivers. The Lender shall have received, on or prior to the Closing Date, landlord waivers required pursuant to the Security Agreements.

                  (p) Other Information, Documentation. The Lender shall have received such other and further information and documentation as they may require, including, but not limited to, any information or documentation relating to compliance by the Companies and each Guarantor with the requirements of all Environmental Laws.

                  (q) Completion of Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents, shall be satisfactory in form and substance to the Lender, and its counsel.

         SECTION 5.02. Conditions to All Extensions of Credit. The obligation of the Lender to make each Loan hereunder, including, without limitation, the initial Loan, is subject to the conditions precedent set forth in Section 5.01 and the following conditions precedent:

                  (a) Representations and Warranties. The representations and warranties by the Companies pursuant to this Agreement and the other Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing Date, with the same effect as though such representations and warranties had been made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or will result after giving effect to the Loan requested.

                  (c) Availability. After giving effect to any requested Revolving Credit Loan, the Aggregate Revolving Credit Outstandings shall not exceed the lesser of (i) the Revolving Credit Commitment then in effect or (ii) the Borrowing Base less the then outstanding principal amount of the Term Loan.

         Each borrowing hereunder shall constitute a representation and warranty of each Company that the statements contained in clauses (a), (b), and (c) of
Section 5.02 are true and correct on and as of the Borrowing Date.


                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         Each Company, jointly and severally, covenants and agrees with the Lender that so long as the Commitments remain in effect, or any of the principal of or interest on the Notes or any other Obligations hereunder shall be unpaid it will, and will cause each Guarantor to:

         SECTION 6.01. Existence, Properties, Insurance. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or limited liability existence as applicable, rights and franchises and comply in all material respects with all laws applicable to it; at all times maintain, preserve and protect all franchises and trade names material to its business and preserve all of its property used or useful in and material to the conduct of its business, and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times; and at all times maintain insurance covering its assets and its businesses with financially sound and reputable insurance companies or associations in such amounts and against such risks (including, without limitation, hazard, business interruption, public liability and product liability) as are usually carried by companies engaged in the same or similar business. Each such policy of insurance of the Company shall name the Lender as loss payee and additional insured and shall provide for at least thirty (30) days' prior written notice to the Lender of any modification or cancellation of such policies. Each Company shall provide to the Lender promptly upon receipt thereof evidence of the annual renewal of each such policy.

         SECTION 6.02. Payment of Indebtedness and Taxes. (a) Pay all indebtedness and obligations, now existing or hereafter arising, as and when due and payable, and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither the Company nor any Guarantor shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and such Company or such Guarantor, as the case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, levy or claim so contested; further, provided that, subject to the foregoing proviso, each Company and each Guarantor shall pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

         SECTION 6.03.     Financial Statements, Reports, etc.  Furnish to the
Lender:

                  (a) (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Companies, a copy of the audited consolidated balance sheet of the Companies as of the end of such year and the related audited consolidated statements of income, shareholders equity and cash flow for such year, setting forth in comparative form the respective figures as of the end of and for the previous fiscal year, and accompanied by a report thereon of independent certified public accountants of recognized standing selected by the Companies and satisfactory to the Lender (the "Auditor"), which report shall be unqualified; and (ii) as soon as available, but in any event within 90 days after the end of each fiscal year of the Companies, a copy of the prepared consolidating financial statements of each Company for such fiscal year and in each case of (i) and (ii), prepared in accordance with Generally Accepted Accounting Principles, applied on a consistent basis, and with respect to the statements referred to in clause (ii), accompanied by a certificate to that effect executed by the Chief Financial Officer of each Company;

                  (b) (i) as soon as available, but in any event not later than 60 days after the end of each first, second and third fiscal quarters of the Companies, a copy of the consolidated and consolidating interim balance sheet of the Companies as of the end of each such quarter and the related interim consolidated and consolidating statements of income, shareholders equity and cash flow for such quarter and the portion of the fiscal year through such date and setting forth in each case in comparative form the respective figures for the corresponding date and period in the previous fiscal year, prepared by management of the Companies in accordance with Generally Accepted Accounting Principles, applied on a consistent basis, and accompanied by a certificate to that effect executed by the Chief Financial Officer of each Company;

                  (c) a certificate prepared and signed by the Auditor with each delivery required by 6.03(a) and a certificate prepared and signed by the Chief Financial Officer with each delivery required by 6.03(b) as to whether or not, as of the close of such preceding period and at all times during such preceding period, the Companies were in compliance with all the provisions in this Agreement, showing computation of financial covenants and quantitative negative covenants, and if the Auditor or a Chief Financial Officer, as the case may be, shall have obtained knowledge of any default in such compliance or notice of such default, it shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute a Default or an Event of Default hereunder;

                  (d) at all times indicated in clauses (a) and (b) above a copy of the management letter, if any, prepared by the Auditor;

                  (e) if applicable, promptly after filing thereof, copies of all regular and periodic financial information, proxy materials and other information and reports which any Company or any Guarantor shall file with the Securities and Exchange Commission;

                  (f) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which could not reasonably be expected to result in any adverse action to be taken by such agency;

                  (g) within fifteen (15) days after the end of each fiscal month, (i) a completed Borrowing Base Certificate, (ii) a detailed accounts receivable aging report by date of invoice, and (iii) a report detailing the status of the Companies' contracts, in each case, in form and substance satisfactory to the Lender.

                  (h) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of the Companies or the Guarantors as the Lender may reasonably request.

         SECTION 6.04. Books and Records; Access to Premises. Keep adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all financial transactions of each Company and each of the Guarantors. At any time, and from time to time, permit the Lender or any agent or representative thereof, to examine and request copies of and abstracts from the books and records of such information which the Lender deems is necessary or desirable (including, without limitation, the financial records of each Company and each Guarantor) and to visit the properties of the Companies and each Guarantor and to discuss the affairs, finances and accounts of the Companies and each Guarantor with any of their executive officers or independent accountants; and as often as required at any time upon reasonable notice to the Companies and during normal business hours, permit the Lender or any agent or representative thereof, to examine and to conduct filed audits of the Receivables of the Companies, and all such costs, expenses and charges in connection therewith to be paid by the Companies.

         SECTION 6.05. Notice of Adverse Change. Promptly notify the Lender in writing of (a) any change in the business or the operations of any Company or any Guarantor which could reasonably be expected to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Lender pursuant to this Agreement, fail, in any material respect, to present fairly, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

         SECTION 6.06. Notice of Default. Promptly notify the Lender of any Default or Event of Default which shall have occurred, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action, if any, which is proposed to be taken with respect thereto.

         SECTION 6.07. Notice of Litigation. Promptly notify the Lender of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined against any Company or any Guarantor on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.08. Notice of Default in Other Agreements. Promptly notify the Lender of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which any Company or any Guarantor is a party which default could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.09. Notice of ERISA Event. Promptly deliver to the Lender a certificate of the Chief Financial Officer of each Company setting forth details as to such occurrence and such action, if any, which a Company, a Guarantor or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Company, such Guarantor, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator, with respect thereto: that a Reportable Event has occurred with respect to a Plan, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that one or more Plans have an Unfunded Current Liability giving rise to a Lien under ERISA, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that any Company, any Guarantor or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. Each Company will deliver to the Lender a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lender pursuant to the first sentence hereof, copies of annual reports and any other notices received by each Company or such Guarantor required to be delivered to the Lender hereunder shall be delivered to the Lender no later than ten days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by any Company or any Guarantor.

         SECTION 6.10. Notice of Environmental Law Violations. Promptly notify the Lender of the receipt of any notice of an action, suit, and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against any Company or any Guarantor relating to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.11. Notice Regarding Material Contracts. Promptly notify the Lender of (a) any termination, material amendment, material supplement or other material modification of any Material Contract and (b) the occurrence of a default by any Company or any Guarantor, or by any other party to any Material Contract of which any Company is aware.

         SECTION 6.12. Compliance with Applicable Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.13. Subsidiaries. Give the Lender prompt written notice of the creation, establishment or acquisition, in any manner, of any direct or indirect Subsidiary of the Companies not existing on the date hereof and, (x) if such Subsidiary is a Subsidiary of any Company, cause such Subsidiary to execute a Guaranty and a Security Agreement, and, (y) if such Subsidiary is not a Subsidiary of any Company, cause such Subsidiary to execute an Affiliate Guaranty and cause the owners of the outstanding equity interests in such Subsidiary to pledge the same pursuant to a Pledge Agreement, in each case of
(x) and (y) concurrently with the creation, establishment or acquisition of such Subsidiary, and concurrently with the delivery of such agreements provide to the Lender, the supporting documents identified in clauses (i), (ii) and (iii) of
Section 5.01(d), in each case with respect to such Subsidiary, together with, if required by the Lender, a favorable written opinion of counsel to such Subsidiary and, if applicable, the pledgor of the equity interest in such Subsidiary, which opinion shall be consistent in substance and as to the matter opined as the opinion delivered pursuant to Section 5.01(c) on the Closing Date.

         SECTION 6.14. Environmental Laws. Comply in all material respects with the requirements of all Environmental Laws, provide to the Lender all documentation in connection with such compliance that the Lender may reasonably request, and defend, indemnify, and hold harmless the Lender and its employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any property at any time owned or occupied by the Companies or any Guarantor; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

         Each Company, jointly and severally, covenants and agrees that so long as the Commitments remain in effect or any of the principal of or interest on any Note or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any Guarantor, directly or indirectly, to:

         SECTION 7.01. Liens. Incur, create, assume or suffer to exist any Lien on any of their respective assets now or hereafter owned, other than:

                  (a)   Liens existing on the date hereof as set forth on
Schedule II attached hereto including any renewals or extensions thereof; provided that no such Lien is extended to cover any additional property and that the amount of Indebtedness secured thereby is not increased;

                  (b) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings, provided, however, that adequate reserves with respect thereto are maintained on the books of the Companies or the Guarantors in accordance with Generally Accepted Accounting Principles;

                  (c) carriers', warehousemens', mechanics', suppliers' or other like Liens arising in the ordinary course of business and not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Lender in any of the collateral subject to the Security documents;

                  (d) Liens incurred or deposits to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety, performance and appeal bonds, and other obligations of similar nature incurred in the ordinary course of business;

                  (e) easements, rights of way, restrictions and other similar charges or encumbrances which in the aggregate do not interfere in any material respect with the occupation, use and enjoyment by any Company or any Guarantor of the property or assets encumbered thereby in the normal course of their respective business or impair the value of the property subject thereto;

                  (f) deposits under workmen's compensation, unemployment insurance and social security laws;

                  (g)   liens granted to the Lender; and

                  (h) purchase money liens for fixed or capital assets including obligations with respect to Capital Leases; provided in each case (i) no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect to such lien, (ii) such purchase money lien does not exceed 100% of the purchase price of, and encumbers only, the property acquired, and

(iii) such purchase money Lien does not secure any Indebtedness other than in respect of the purchase price of the asset acquired.

         SECTION 7.02. Indebtedness. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than:

                  (a) Indebtedness incurred prior to the date hereof as described in Schedule III attached hereto including any renewals or extensions thereof; provided such renewals or extensions do not result in an increase in the aggregate principal amount of such Indebtedness;

                  (b)   Indebtedness to the Lender;

                  (c) Indebtedness for trade payables incurred in the ordinary course of business; provided such payables shall be paid or discharged when due;

                  (d) Indebtedness consisting of guarantees permitted pursuant to Section 7.03;

                  (e) Subordinated Indebtedness; provided, however, that no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Subordinated Indebtedness; and

                  (f) Indebtedness secured by purchase money liens as permitted under Section 7.01(h);

         SECTION 7.03. Guaranties. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

                  (a) guaranties executed on or prior to the date hereof as described on Schedule IV attached hereto including any renewals or extension thereof;

                  (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business; and

                  (c)   guaranties of any Indebtedness owing to the Lender.

         SECTION 7.04. Sale of Assets. Sell, assign, lease, transfer or otherwise dispose of any of their now owned or hereafter acquired respective properties and assets, whether or not pursuant to an order of a federal agency or commission, except for (a) the sale of inventory disposed of in the ordinary course of business and (b) the sale or other disposition of properties or assets no longer used or useful in the conduct of their respective businesses.

         SECTION 7.05. Sales of Receivables. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to any Company or any Guarantor, with or without recourse, except for collection in the ordinary course of business; provided, however, the provisions of this
Section 7.05 shall not apply to the Guarantors.

         SECTION 7.06. Loans and Investments. Make or commit to make any advance, loan, extension of credit, or capital contribution to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person except (a) for the ownership of stock of any Subsidiaries existing as of the Closing Date or created after the Closing Date provided the Companies have complied with their obligations under Section 6.13 with respect to such Subsidiary; (b) Eligible Investments; (c) loans, advances or extensions of credit by a Company or a Guarantor to any other Company; (d) loans by the Companies (or any of them) to Paul A. Amershadian in an aggregate principal amount not to exceed $550,000 (which amount includes loans in the aggregate principal amount of $250,000 made prior to the Closing Date); (e) the ownership of 960.78 shares of common stock (49% of the outstanding shares) of Garcia Baldwin, Inc., a Texas corporation;
(f) the ownership of shares of common stock of The Comedy Lab Productions, Inc., a New York corporation ("Comedy Lab"); and (g) loans, advances and extensions of credit made or to be made to Comedy Lab in an aggregate amount not to exceed $556,000 and of which $457,000 was outstanding as of April 30, 2001.

         SECTION 7.07. Nature of Business. Change or alter, in any material respect, the nature of its business from the nature of the business engaged in by it on the date hereof including, without limitation, termination of any line of business or the subcontracting of any line of business, or a material portion thereof, to any Person.

         SECTION 7.08. Sale and Leaseback. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, of it, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

         SECTION 7.09. Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         SECTION 7.10. Accounting Policies and Procedures. Permit any material change in the accounting policies and procedures of the Companies or any Guarantor, including a change in fiscal year, provided, however, that any policy or procedure required to be changed by the Financial Accounting Standards Board (or other board or committee thereof) in order to comply with Generally Accepted Accounting Principles may be so changed.

         SECTION 7.11. Hazardous Materials. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, or cause or permit, as a result of any intentional or negligent act or omission on the part of any Company, a release of Hazardous Materials onto such property or asset or onto any other property.

         SECTION 7.12. Limitations on Fundamental Changes. Without the prior written consent of the Lender, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to, any Person, or, acquire all of the stock or all or substantially all of the assets or the business of any Person or liquidate, wind up or dissolve or suffer any liquidation or dissolution.

         SECTION 7.13.     Financial Covenants.

                  (a) Consolidated Adjusted Net Worth. Permit Consolidated Adjusted Net Worth at any time to be less than $13,000,000.

                  (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time to be greater than 1.75:1.00.

                  (c) Consolidated Debt Service Coverage Ratio. Permit the Consolidated Debt Service Coverage Ratio for any fiscal year commencing with the fiscal year ending March 31, 2002 to be less than 1.20:1.00.

                  (d) Consolidated Funded Debt to EBITDA. Permit the ratio of Consolidated Funded Debt to EBITDA at any time to be greater than 1.75:1.00.

                  (e) Consolidated Net Loss. Incur a Consolidated net loss, determined in accordance with Generally Accepted Accounting Principles, consistently applied, for any fiscal quarter of the Companies.

                  (f) Consolidated Capital Expenditures. Permit Consolidated Capital Expenditures to exceed $1,800,000 in the aggregate in any fiscal year.

         SECTION 7.14. Subordinated Debt. Directly or indirectly prepay, defease, purchase, redeem, or otherwise acquire any Subordinated Debt or amend, supplement or otherwise modify any of the terms thereof without the prior written consent of the Lender.

         SECTION 7.15. Dividends. Declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of any Company or any Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Companies or any Guarantor or in any combination thereof, or permit any Subsidiary of CoActive to make any payment on account of, or purchase or otherwise acquire, any shares of any class of the stock of any Company or any Guarantor from any Person.

         SECTION 7.16. Transactions with Affiliates. Except with respect to the loans permitted pursuant to Section 7.06(d), enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of any Company's or Guarantor's business and upon fair and reasonable terms no less favorable to such Company or Guarantor than they would obtain in a comparable arms-length transaction with a Person not an Affiliate.

         SECTION 7.17. Impairment of Security Interest. Take or omit to take any action which could reasonably be expected to have the result of impairing the security interest in any property subject to a security interest in favor of the Lender or grant to any person any interest whatsoever in any property which is subject to a security interest in favor of the Lender.


                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.01. Events of Default. In the case of the happening of any of the following events (each an "Event of Default"):

                  (a) failure to pay the principal of or interest on any Loan as and when due and payable or failure to pay any other Obligation when due and payable;

                  (b) default shall be made in the due observance or performance of (i) any covenant, condition or agreement set forth in 6.01, 6.02, 6.04, 6.12, 6.14 and such default shall continue unremedied for a period of 15 days after notice from the Lender thereof or (ii) any other covenant, conditions or agreement of the Company or any Guarantor to be performed pursuant to this Agreement or any other Loan Document (other than those specified in clause (a) of this Section 8.01);

                  (c) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

                  (d) any report, certificate, financial statement (excluding financial projections provided the same were prepared in good faith and upon reasonable assumptions) or other instrument furnished in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

                  (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness of any Company or any Guarantor in excess of $50,000 individually or in the aggregate (other than the Notes) if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or, any such Indebtedness shall not be paid when due;

                  (f) any Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law,
(ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition,
(iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for such Company or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take corporate action for the purpose of effecting any of the foregoing; or (vii) become unable or admit in writing its inability or fail generally to pay its debts as they become due; or any of the actions identified in the preceding clauses (i) through (vii) shall have occurred with respect to any Guarantor.

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of any Company or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Company or for a substantial part of their property, or (iii) the winding-up or liquidation of any Company and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days; or any of the actions identified in the preceding clauses (i), (ii) or (iii) shall have occurred with respect to any Guarantor;

                  (h) One or more orders, judgments or decrees for the payment of money in excess of $50,000 in the aggregate shall be rendered against any Company or any Guarantor and not fully covered by insurance and the same shall not have been paid in accordance with such judgment, order or decree and either
(i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of forty-five (45) days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect;

                  (i) any Plan shall fail to maintain the minimum funding standard required for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is applied for or granted under Section 412 of the Code, any Plan is terminated by any Company, any Guarantor or any ERISA Affiliate or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or any Company, any Guarantor, or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under Section 515, 4062, 4063, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of any Company or the granting of a security interest on such assets, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code;

                  (j) any material provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or any Company or any Guarantor shall so assert in writing;

                  (k)   a Change of Control shall have occurred;

                  (l) John Benfield, Brian Murphy, Donald Bernard, Thomas E. Lachenman and Paul Amershadian, collectively, shall cease for any reason to own at least 15% of the voting stock of CoActive; or

                  (m) any of the Liens purported to be granted pursuant to any Security Document shall fail or cease for any reason to be legal, valid and enforceable liens on the collateral purported to be covered thereby or shall fail or cease to have the priority purported to be created thereby;

then, at any time thereafter during the continuance of any such event, the Lender may by written or telephonic notice to the Companies, take either or both of the following actions, at the same or different times, (a) terminate the Commitments, (b) declare (i) the Notes, both as to principal and interest, and
(ii) all other Obligations, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding and (c) exercise all rights and remedies available to it under the Loan Documents or applicable law; provided, however, that if an event specified in Section 8.01(f) or (g) shall have occurred, the Commitments shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i) and (ii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three (3) Business Days after the day on which mailed in the United States, addressed to such party at such address:

                  (a)      if to the Lender, at

                           European American Bank
                           EAB Plaza
                           Uniondale, New York 11555
                           Attention: Account Officer - CoActive Marketing Group, Inc.

                           Telecopy:        (516) 296-5550


                  (b)      if to any Company, at

                           c/o CoActive Marketing Group, Inc.
                           415 Northern Boulevard
                           Great Neck, New York 11021
                           Attention: Mr. Donald A. Bernard
                           Telecopy: (516) 622-2888

                           With a copy to

                           Kronish, Lieb, Wiener & Hellman LLP
                           1114 Avenue of the Americas
                           New York, New York 10036
                           Attention: Steven K. Weinberg, Esq.
                           Telecopy: (212) 479-6215

                                     - and -

                  (c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 10.01.

         SECTION 9.02. Survival. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lender of the Loans, in each case, as herein contemplated and the execution and delivery to the Lender of the Notes evidencing the Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Commitments are in effect. The obligations of the Companies pursuant to Sections 3.05, 3.06 and 9.03 shall survive termination of this Agreement and payment of the Obligations.

         SECTION 9.03. Indemnity and Expenses. Each Company, jointly and severally, agrees (a) to indemnify, defend and hold harmless the Lender, and its officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any legal or other expenses incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the wilful misconduct or gross negligence of such indemnified person, (b) to pay or reimburse the Lender for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of and any amendment, supplement or modification to this Agreement, the Notes any other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and disbursements of Farrell Fritz, P.C., counsel to the Lender, and (c) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Notes, the other Loan Documents, and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Lender, including all such out-of-pocket expenses incurred during any work-out, restructuring or negotiations in respect of the Obligations.

         SECTION 9.05.     Successors and Assigns; Participations.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lender, all future holders of the Notes and their respective successors and assigns, except no Company may assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Lender.

                  (b) The Lender reserves the right to sell participations in or to sell and assign its rights, duties or obligations with respect to the Loans or the Commitments to such banks, lending institutions or other parties as it may choose and without the consent of the Companies. The Lender may furnish any information concerning the Companies in its possession from time to time to any assignee or participant (or proposed assignee or participant). The Lender may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and its Notes to a Federal Reserve Bank, provided that no such assignment shall release the transferor Lender from its Commitments or its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party to this Agreement.

         SECTION 9.06. No Waiver; Cumulative Remedies. Neither any failure nor any delay on the part of the Lender or the Lender in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

         SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

         SECTION 9.08. SUBMISSION TO JURISDICTION; JURY WAIVER. EACH COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR COUNTY OF NASSAU IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH COMPANY AGREES NOT TO ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM CONSTITUTES A COMPULSORY OR MANDATORY COUNTERCLAIM UNDER APPLICABLE RULES OF CIVIL PROCEDURE. EACH COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR

INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT.

         SECTION 9.09. Severability. In case any one or more of the provisions contained in this Agreement, any Note or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         SECTION 9.10. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or the Lender to or for the credit or the account of any Company against any and all of the Obligations of any Company now and hereafter existing under this Agreement and the Notes held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. The rights of the Lender and the Lender under this
Section 9.10 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which they may have.

         SECTION 9.12. Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 9.13. Construction. This Agreement is the result of negotiations between, and has been reviewed by each Company, the Lender, and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either the Companies or the Lender.

         SECTION 9.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

         SECTION 9.15. Modification of Agreement. No modification, amendment or waiver of any provision of this Agreement or the Notes, nor any consent to any departure by any Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender and then such Consent shall be effective only in the specific instance and for the purposes for which given. No notice or demand on any Company in any case shall entitle the Company to any other or further notice to or demand in the same, similar or other circumstances.

         SECTION 9.16.     JOINT AND SEVERAL OBLIGATIONS.

                  (A) BENEFITS. THE LOANS WILL DIRECTLY OR INDIRECTLY BENEFIT EACH COMPANY HEREUNDER SEVERALLY, AND ALL OF THEM

JOINTLY, REGARDLESS OF THE FACT NO COMPANY RECEIVES ALL OR PART OF THE PROCEEDS OF ANY OF THE LOANS.

                  (B) ACCEPTANCE OF JOINT AND SEVERAL LIABILITY. EACH OF THE COMPANIES IS ACCEPTING JOINT AND SEVERAL LIABILITY HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS IN CONSIDERATION OF THE FINANCIAL ACCOMMODATIONS TO BE PROVIDED BY THE LENDER UNDER THIS AGREEMENT, FOR THE MUTUAL BENEFIT, DIRECTLY AND INDIRECTLY, OF EACH OF THE COMPANIES AND IN CONSIDERATION OF THE UNDERTAKINGS OF EACH OTHER COMPANY TO ACCEPT JOINT AND SEVERAL LIABILITY FOR THE OBLIGATIONS.

                  (C) PAYMENT AND PERFORMANCE. EACH OF THE COMPANIES, JOINTLY AND SEVERALLY, HEREBY IRREVOCABLY AND UNCONDITIONALLY ACCEPTS, NOT MERELY AS A SURETY BUT ALSO AS A CO-DEBTOR, JOINT AND SEVERAL LIABILITY WITH THE OTHER COMPANIES, WITH RESPECT TO THE PAYMENT AND PERFORMANCE OF ALL OF THE OBLIGATIONS, IT BEING THE INTENTION OF THE PARTIES HERETO THAT ALL THE OBLIGATIONS SHALL BE THE JOINT AND SEVERAL OBLIGATIONS OF EACH OF THE COMPANIES WITHOUT PREFERENCE OR DISTINCTION AMONG THEM.

                  (D) FAILURE TO PERFORM. IF AND TO THE EXTENT THAT ANY OF THE COMPANIES SHALL FAIL TO MAKE ANY PAYMENT WITH RESPECT TO ANY OF THE OBLIGATIONS AS AND WHEN DUE OR TO PERFORM ANY OF THE OBLIGATIONS IN ACCORDANCE WITH THE TERMS THEREOF, THEN IN EACH SUCH EVENT THE OTHER COMPANIES WILL MAKE SUCH PAYMENT WITH RESPECT TO, OR PERFORM, SUCH OBLIGATION.

                  (E) WAIVER OF NOTICE; ASSENT TO ACTIONS; ETC. THE OBLIGATIONS OF EACH OF THE COMPANIES UNDER THE PROVISIONS OF THIS SECTION 9.16 CONSTITUTE FULL RECOURSE OBLIGATIONS OF EACH OF THE COMPANIES ENFORCEABLE AGAINST EACH SUCH COMPANY, IRRESPECTIVE OF THE VALIDITY, REGULARITY OR ENFORCEABILITY OF THIS AGREEMENT AS AGAINST ANY PARTICULAR COMPANY. EACH AND EVERY REPRESENTATION, WARRANTY, COVENANT AND AGREEMENT MADE BY THE COMPANIES, OR ANY OF THEM, HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS SHALL BE JOINT AND SEVERAL, WHETHER OR NOT SO EXPRESSED, AND SUCH OBLIGATIONS OF ANY COMPANY SHALL NOT BE SUBJECT TO ANY COUNTERCLAIM, SETOFF, RECOUPMENT OR DEFENSE BASED UPON ANY CLAIM ANY COMPANY MAY HAVE AGAINST ANY OTHER COMPANY OR THE LENDER, AND SHALL REMAIN IN FULL FORCE AND EFFECT WITHOUT REGARD TO, AND SHALL NOT BE RELEASED, DISCHARGED OR IN ANY WAY AFFECTED BY, ANY CIRCUMSTANCES OR CONDITION AFFECTING ANY OTHER COMPANY,

INCLUDING WITHOUT LIMITATION (A) ANY WAIVER, CONSENT, EXTENSION, RENEWAL, INDULGENCE OR OTHER ACTION OR INACTION UNDER OR IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY AGREEMENT OR OTHER DOCUMENT RELATED THERETO WITH RESPECT TO ANY OTHER COMPANY, OR ANY EXERCISE OR NONEXERCISE OF ANY RIGHT, REMEDY, POWER OR PRIVILEGE UNDER OR IN RESPECT OF ANY SUCH AGREEMENT OR INSTRUMENT WITH RESPECT TO ANY OTHER COMPANY, OR THE FAILURE TO GIVE NOTICE OF ANY OF THE FOREGOING TO ANY OTHER COMPANY, (B) ANY INVALIDITY OR UNENFORCEABILITY, IN WHOLE OR IN PART, OF ANY SUCH AGREEMENT OR INSTRUMENT WITH RESPECT TO ANY OTHER COMPANY; (C) ANY FAILURE ON THE PART OF ANY OTHER COMPANY FOR ANY REASON TO PERFORM OR COMPLY WITH ANY TERM OF ANY SUCH AGREEMENT OR INSTRUMENT; (D) ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, ARRANGEMENT, READJUSTMENT, COMPOSITION, LIQUIDATION OR SIMILAR PROCEEDING WITH RESPECT TO ANY OTHER COMPANY OR ITS PROPERTIES OR CREDITORS; OR (E) ANY OTHER OCCURRENCE WHATSOEVER, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, WITH RESPECT TO ANY OTHER COMPANY. EACH COMPANY HEREBY WAIVES ANY REQUIREMENT OF DILIGENCE OR PROMPTNESS ON THE PART OF THE LENDER IN THE ENFORCEMENT OF ITS RIGHTS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT WITH RESPECT TO THE OBLIGATIONS OF ITSELF OR OF ANY OTHER COMPANY. WITHOUT LIMITING THE FOREGOING ANY FAILURE TO MAKE ANY DEMAND UPON, TO PURSUE OR EXHAUST ANY RIGHTS OR REMEDIES AGAINST A COMPANY, OR ANY DELAY WITH RESPECT THERETO, SHALL NOT AFFECT THE OBLIGATIONS OF ANY OTHER COMPANY HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT.

         IN WITNESS WHEREOF, the Companies and the Lender have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

                                            INMARK SERVICES, INC.


                                            By:  /s/ DONALD A. BERNARD
                                                 -------------------------------
                                            Name:    Donald A. Bernard
                                            Title:   Executive Vice President


                                            OPTIMUM GROUP, INC.


                                            By:  /s/ DONALD A. BERNARD
                                                 -------------------------------
                                            Name:    Donald A. Bernard
                                            Title:   Executive Vice President


                                            U.S. CONCEPTS, INC.


                                            By:  /s/ DONALD A. BERNARD
                                                 -------------------------------
                                            Name:    Donald A. Bernard
                                            Title:   Executive Vice President


                                            COACTIVE MARKETING GROUP, INC.


                                            By:  /s/ DONALD A. BERNARD
                                                 -------------------------------
                                            Name:    Donald A. Bernard
                                            Title:   Executive Vice President


                                            EUROPEAN AMERICAN BANK


                                            By:  /s/ BRIAN TAYLOR
                                                 -------------------------------
                                            Name:        Brian Taylor
                                            Title:       Vice President